Exhibit 10.34

EXECUTION COPY

AMENDMENT, dated as of November 26, 2010 (this “Amendment”), to the ING USA Participation Agreement, dated as of March 31, 2009 (the “Participation Agreement”), by and among ING USA Annuity and Life Insurance Company (“Seller”), an insurance company organized under the laws of Iowa, ING Support Holding B.V. (“Buyer”), a private company with limited liability organized under the laws of the Netherlands and having its principal place of business in Amsterdam, and ING Groep N.V. (“Guarantor”), a company with limited liability organized under the laws of the Netherlands and having its principal place of business in Amsterdam.

RECITALS:

A.        WHEREAS, Buyer and Guarantor are parties to the ING USA Annuity and Life Insurance Company Facility Agreement, and at the request of the State propose to enter into a Master Amendment Agreement to Illiquid Assets Back-up Facility Agreements, dated November 26, 2010 (the “Master Amendment”), that will amend certain terms of the ING USA Annuity and Life Insurance Company Facility Agreement, including the State’s payment obligations thereunder; and

B.         WHEREAS, pursuant to Section 6.2 of the Participation Agreement, Buyer has requested Seller to consent to the Master Agreement, and Buyer and Guarantor have also requested Seller to enter into this Amendment in connection with the Master Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Consent to Master Amendment.  Seller hereby consents to the Master Amendment.

2.         Amendment to Section 2.1(b)(ii)(B).  Section 2.1(b)(ii)(B) of the Participation Agreement is hereby amended in its entirety to read as follows:

“(B)      The installments will be increased with a gross up amount representing the Effective Federal Funds Rate (for the avoidance of doubt, applying compound interest) over such amount calculated over the period from and including the 25th of January to but excluding the relevant Distribution Date, provided that the Effective Federal Funds Rate applicable to the period starting five Business Days prior to the relevant Distribution Date will be the Effective Federal Funds Rate which is published on the fifth Business Day prior to such Distribution Date.”

3.         Amendment to Section 9.1(a).  Section 9.1(a) of the Participation Agreement is hereby amended in its entirety to read as follows:

“(a)      If during any Calculation Period Seller received or receives a Distribution, Seller shall (i) accept, and from and after the Cut-Off Date, hold Buyer’s Proportion of such Distribution for the account and sole benefit of Buyer, (ii) from and after the Cut-Off Date have no equitable or beneficial interest in Buyer’s Proportion of such Distribution and (iii) deliver Buyer’s Proportion of such Distribution (free of any withholding, setoff, recoupment, or deduction of any kind except as required by law), no later than 12:00 noon (New York City time), on the first Business Day following the State Instalment Announcement Date (as such term is defined in the Master Amendment) (each such date, a “Distribution Date”).  Seller shall pay compound interest on such Distribution payment at the Effective Federal Funds Rate for the period from (and including) the day on which such payment was or is actually received by Seller to (but excluding) the day such payment is actually paid to Buyer (calculated on an actual/360 basis) provided that the Effective Federal Funds Rate (as used in the calculation of the Interest Amount for any given date) applicable to the period starting five Business Days prior to the relevant Distribution Date will be the Effective Federal Funds Rate which is published on the fifth Business Day prior to such Distribution Date.  Notwithstanding anything in this Agreement to the contrary, any interest accrued on any Security up to but excluding the Cut-off Date, regardless of when such interest is paid by the Obligor, will not be required to be paid to the Buyer and any principal payable on any Security through and including the Cut-off Date will not be required to be paid to the Buyer.”

4.                                  Amendment to Section 13.4.  Section 13.4 of the Participation Agreement is hereby amended in its entirety to read as follows:

“13.4.   Seller shall appoint ING Investment Management LLC to service the Designated Securities Pool (the “Servicer”) and to perform the duties of Seller pursuant to Sections 9, 11 and 13 of this Agreement, which duties, for avoidance of doubt, shall include assisting Buyer and Guarantor with the preparation and delivery of the assurance report provided for in clause 7.6 of the ING USA Annuity and Life Insurance Company Facility Agreement.  The servicing of the Designated Securities Pool shall at all times be performed by an Entity other than Seller or any Entity controlled by Seller and may only be delegated to a party other than the Servicer with the prior written consent of the Majority Holders (as defined above).”

5.                                    Amendment to Annex A.  Annex A is hereby amended by changing the amounts opposite Cusip 41161PJL8 in the columns Original Face ($) and Current Face ($) to $30,000,000.00 and 3,238,710.51, respectively, and changing the amounts opposite “Total” in the columns Original Face ($) and Current Face ($) to $2,917,255,32.68 and $1,608,716,818.71, respectively.

6.                                  Definitions.  Capitalized terms used and not defined herein shall have the meanings specified in the Participation Agreement.

7.                                    Effectiveness.  This Amendment shall be effective immediately upon its execution by each of the parties hereto.  This Amendment shall not constitute an amendment or waiver of any other provision of the Participation Agreement not expressly referred to herein, or consent to any other amendment of the ING USA Annuity and Life Insurance Company Facility Agreement not expressly referred to in the Master Amendment.  Except as expressly amended hereby, the provisions of the Participation Agreement are and shall remain in full force and effect.   For the avoidance of doubt, this Amendment shall not affect the calculation of any amount that was payable under the Participation Agreement prior to the date hereof.

8.                                    Governing Law.  THIS AMENDMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AMENDMENT OR THE TRANSACTION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

9.                                    Counterparts; Telecopies.  This Amendment may be executed in multiple counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Transmission by telecopier, facsimile or other form of electronic transmission of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.  Each fully executed counterpart of this Amendment shall be deemed to be a duplicate original.

[signature pages follows]

IN WITNESS WHEREOF, the Parties hereto have executed this instrument as of the day and year first above written.

ING USA ANNUITY AND LIFE INSURANCE COMPANY

By: /s/	Boyd G. Combs
Name:	Boyd G. Combs
Title:

ING SUPPORT HOLDING B.V.

By: /s/	Johannes D. Wolvius	/s/	Peter G. van der Linde
Name:	J. D. Wolvius		P. G. van der Linde
Title:			legal counsel

ING GROEP N.V.

By: /s/	Johannes D. Wolvius	/s/	Peter G. van der Linde
Name:	J. D. Wolvius		P. G. van der Linde
Title:			legal counsel